UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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CEDAR FAIR, L.P.

(Name of Registrant as Specified in Its Charter)

Q FUNDING III, L.P.
Q4 FUNDING, L.P.
PRUFROCK ONSHORE, L.P.
J ALFRED ONSHORE, LLC
STAR SPANGLED SPROCKETS, L.P.
EXCALIBUR DOMESTIC, LLC
GEOFFREY RAYNOR

(Name of Persons Filing Proxy Statement, if Other Than the Registrant)

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On December 20, 2010, Q Funding III, L.P. and Q4 Funding, L.P. sent the following letter to Cedar Fair, L.P.'s Board of Directors:

December 20, 2010

The Board of Directors
Cedar Fair, L.P.
One Cedar Point Drive
Sandusky, Ohio 44870-5259

Dear Gentlemen:

In your response letter dated December 17th to us, you say, "The COO resigned."  We say he left under "curious circumstances."  You then criticized us for using this characterization of the event saying "we should have known better."

In the attached letter that Mr. Falfas' attorney provided to us and sent to the company on June 14, 2010, he makes it clear that he did not resign but was terminated.  Clearly there is a difference of opinion here as to what happened, and there is an ongoing dispute.  You also filed with the SEC a statement that Mr. Falfas resigned but did not mention that Mr. Falfas disagreed vehemently with your view of what happened.

Why don't we let the other unitholders and the court of public opinion decide whose characterization of the event is more accurate -- yours or ours!  Conveniently omitting facts to win an argument is not the way to run a business.  When were you planning on coming clean and telling people the real story?

Sincerely yours,

Q Funding III & Q4 Funding

Richard D. Panza
Attorney at Law

35765 Chester Road
Avon, OH 44011-1262
Direct: (440) 930-8055
Email: RPanza@WickensLaw.com
Main: (440) 930-8000
Fax: (440) 930-8098
Web: www.WickensLaw.com

WHP
WICKENS • HERZER • PANZA • COOK & BATISTA

June 14, 2010

VIA CERTIFIED MAIL NO. 7160 3901 9845 7118 4660
RETURN RECEIPT REQUESTED AND
EMAIL (dmilkie@cedarfair.com)

Duffield E. Milkie, Esq.
Cedar Fair Entertainment Company
One Cedar Point Dr.
Sandusky, OH 44870

RE: Jacob T. Falfas

Dear Mr. Milkie:

Please be informed that Mr. Jacob T. Falfas has retained the undersigned and the law offices of Wickens, Herzer, Panza, Cook & Batista Co. to represent him with respect to his employment with Cedar Fair, L.P. a publicly traded Delaware Limited Partnership, Cedar Fair Management, Inc. an Ohio Corporation and Magnum Management Corporation, an Ohio Corporation. Accordingly, please advise said entities to direct all future communications regarding Mr. Falfas' employment to the undersigned.

It is Mr. Falfas' understanding that said entities have taken the position and Mr. Falfas has resigned his employment with said entities. Please be informed, that Mr. Falfas denies that he has resigned, but instead states that his employment was terminated without cause. Should you or the entities you represent have any questions regarding this correspondence, please do not hesitate to contact me.

Sincerely,

WICKENS, HERZER, PANZA, COOK & BATISTA CO.

By: Richard D. Panza
Attorney at Law

RDP/nrs

cc: Mr. Jacob T. Falfas

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